UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022 (April 25, 2022)

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 4800 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, Charlotte’s Web Holdings, Inc. (the “Company”) announced the departure of Wes Booysen as its Chief Financial & Operating Officer. There was no accelerated vesting of any of Mr. Booysen’s outstanding stock options or restricted share awards.

In addition, on April 25, 2022, the Company announced the appointments of Lindsey Jensen as the Chief Financial officer and Jared Stanley as the Chief Operating officer.

Ms. Jensen, age 39, initially joined the Company as Senior Director, Finance; Operations Controller in September 2019 and subsequently held the role of Vice President, Finance; Sales and Operations until her appointment as Chief Financial Officer. Prior to joining the Company, Ms. Jensen was Head of Finance and Accounting at Samantha Brands Group, an investment company focused on investments in consumer brands, from May 2017 through September 2019. Prior thereto, she was the Finance Director and Corporate Treasurer at Parkifi from April 2015 through May 2017. Ms. Jensen has a Bachelor of Business Administration, International Business and Marketing, from Texas McCombs School of Business and a Master of Business Administration, Finance, from University of Colorado Boulder.

There are no family relationships between Ms. Jensen and any director or executive officer of the Company. The Company is not aware of any transaction in which Ms. Jensen has an interest requiring disclosure under Item 404(a) of Regulation S-K. No contract or arrangement between Ms. Jensen and the Company was executed in connection with her appointment. Ms. Jensen will be eligible for equity award grants in a manner consistent with the Company’s practices for senior management. Ms. Jensen has previously been awarded stock options in respect of her prior service with the Company and will be entitled to continue to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s Amendment No. 2 to the Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission on January 4, 2022.

Mr. Stanley, age 35, is a Co-Founder of the Company and has served multiple executive roles for the Company since its inception in 2013 and currently serves as the Chief Operating Officer. Mr. Stanley has more than 14 years’ experience in the cannabis and hemp industry and has built the Company’s cultivation divisions from the ground up, creating first-of-its-kind scalable and consistent hemp raw material supply systems across three States and Canada. As a Co-Founder, Mr. Stanley has been featured in global press, media and public events speaking to the Company’s mission-driven story, market-leading products, and proprietary technologies. He also plays a prominent role in the Company’s legislative activities at the state and federal level for consumer access and industry advocacy. Mr. Stanley graduated from Colorado State University with a degree in Applied Human Sciences.

Mr. Stanley also served on the board of directors of the Company for a portion of the year ended December 31, 2021 and resigned as a director effective March 2, 2021. Mr. Stanley is related to Joel Stanley, the former Chairman and a Co-Founder of the Company, who also resigned as a director of the Company effective March 2, 2022. Mr. Stanley did not receive any additional compensation for his service as a director during the year ended December 31, 2021.

No contract or arrangement between Mr. Stanley and the Company was executed in connection with his appointment. Mr. Stanley will be eligible for equity award grants in a manner consistent with the Company’s practices for senior management. Mr. Stanley has previously been awarded stock options in respect of his prior service with the Company and will be entitled to continue to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s Amendment No. 2 to the Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission on January 4, 2022.

On August 1, 2018, the Company entered into the Name and Likeness Agreement with Leeland & Sig d/b/a Stanley Brothers Brand Company, a Colorado limited liability company owned by certain of the Company’s founders, including each of the seven Stanley brothers (together, the “Stanley Brothers”). Per the Name and Likeness Agreement, Leeland & Sig d/b/a Stanley Brothers Brand Company grants the Company a non-exclusive right to use the name, together with renderings of each Brother’s voice, image, and likeness, and all attributes of each Brother’s personality and appearance including any right of publicity, in connection with creation, development, manufacturing, operation, promotion, distribution, and sales of products under the Company on a royalty-free basis, subject to the terms of the Name and Likeness Agreement. Each party to the Name and Likeness Agreement will have the right to cause the other party to cease use of the name in certain circumstances such as misuse, bad acts, or a corporate acquisition. Under the Name and Likeness Agreement, the Company also agreed to seek B Corporation status (subject to the Board’s review in the exercise of its fiduciary duties). The initial term of the Name and Likeness Agreement was for a thirty-six (36) month period, with the Company agreeing to begin activities to cease all use of any intellectual property used under the Name and Likeness Agreement within thirty (30) days of expiration or termination. In connection with the Company’s execution of the Name and Likeness Agreement and as discussed below, the Company executed employment agreements with each of the Stanley Brothers on September 1, 2018 providing for aggregate annual base salaries to the Stanley Brothers of $1,425,000. The foregoing description is qualified in its entirety by reference to the Name and Likeness Agreement, included as Exhibit 10.1 to our Annual Report on Form 10-K. As further discussed below, the Name and Likeness Agreement was amended and extended on April 16, 2021.

On April 16, 2021, pursuant to an amending agreement, the August 1, 2018 Name and Likeness and Agreement between the Company and Leeland & Sig LLC d/b/a Stanley Brothers Brand Company was extended for a period of one year, expiring July 31, 2022. In addition, the Company executed a consulting agreement which extended the service arrangements of the seven Stanley Brothers for a period of one year, expiring July 31, 2022. Upon execution of the consulting agreement, the Company paid $2,081,250 to Leeland & Sig LLC d/b/a Stanley Brothers Brand Company, on behalf of the Stanley Brothers, as consideration for the consulting services to be provided to the Company over the term of the agreement and certain restrictive covenants. The foregoing descriptions are qualified in their entirety by reference to the amending agreement to the Name and Likeness Agreement and the consulting agreement included as Exhibit 10.2 and 10.29, respectively to our Annual Report on Form 10-K.

On March 2, 2021, the Company entered into the option purchase agreement (the “SBH Purchase Option”) with Stanley Brothers USA Holdings, Inc. (“Stanley Brothers USA”), a Delaware corporation whose majority shareholders are certain founders of the Company or entities controlled by such founders or their affiliates. The SBH Purchase Option was purchased for total consideration of $8,000,000 and has a five-year term (extendable for an additional two years upon payment of additional consideration). The agreement provides Charlotte’s Web the option to acquire all or substantially all of Stanley Brothers USA on the earlier of February 26, 2024, and federal legalization of Cannabis in the United States, or such earlier time as Stanley Brothers USA and Charlotte’s Web may agree, at a purchase price to be determined at the time of exercise of the SBH Purchase Option. CW is not obligated to exercise the SBH Purchase Option. As consideration for entering into the agreement and payment of the $8,000,000 consideration, Stanley Brothers USA issued a warrant to the Company for the purchase of 10% of the outstanding shares of Stanley Brothers USA on a partially-diluted basis, including convertible securities that are considered in-the-money, subject to certain conditions and exclusions, at an exercise price of $0.001 per share. This warrant can only be exercised should the Company choose to forgo its right to exercise the SBH Purchase Option, and if executed would amount to a nominal exercise price for the Company. The foregoing description is qualified in its entirety by reference to the SBH Purchase Option included as Exhibit 10.3 to our Annual Report on Form 10-K.

On April 26, 2022, Andrés de Gortari resigned as Chief Accounting Officer of the Company. Mr. de Gortari’s outstanding stock options or restricted share awards were forfeited upon his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: April 28, 2022	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary